Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Denny’s Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-53031, 333-58169, 333-58167, 333-95981 (such registration statement also constitutes a post effective amendment to registration statement No. 333-53031), 333-103220, 333-120093, 333-151850, 333-168434 and 333-181468) on Form S-8, and the registration statement (No. 333-117902) on Form S-3 of Denny’s Corporation of our reports dated March 13, 2015 with respect to the consolidated balance sheets of Denny’s Corporation as of December 31, 2014 and December 25, 2013, and the related consolidated statements of income, comprehensive income, shareholders’ deficit, and cash flows for each of the fiscal years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Denny’s Corporation.

/s/ KPMG LLP
Greenville, South Carolina
March 13, 2015